Exhibit 99.1

                            CERTIFICATION PURSUANT TO
                             18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the amended Quarterly Report of GenoMed, Inc. ("the Company")
on Form 10-QSB/A for the period ended June 30, 2002 as filed with the Securities and Exchange Commission on the date hereof ("the Report"), I, Jerry E. White,
Chief Financial Officer, Principal Accounting Officer, Chief Executive Officer
and President, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)      the Report fully complies with the requirements of Section 13(a) or
         15(d) of the Securities Exchange Act of 1934; and

(2)      the information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/Jerry E. White
Jerry E. White, President, Chief Executive Officer, Chief Financial Officer, and
Principal Accounting Officer

Dated: October 1, 2002